SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-KA/2

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) FEBRUARY 9, 1998

                            INDUSTRIAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

         TEXAS                          1-9580                76-0289495
(State of other jurisdiction of   (Commission File Number)  (IRS Employer
incorporation)                                             Identification No.)

                  7135 ARDMORE HOUSTON, TEXAS 77054 (Address of
                     principal executive offices) (Zip Code)

Registrant's telephone number, including area code   (713) 747-1025

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)   Financial Statements for Acquired Companies
               Report of Certified Public Accountants
               Balance Sheets at December 31, 1997 and 1996
               Statements of Income and Retained Earnings for the Years
                     Ended December 31, 1997 and 1996
               Statements of Cash Flows
                     for the Years Ended December 31, 1997 and 1996
               Notes to Financial Statements

         (b)   Pro Forma Financial Information
               Pro Forma Condensed Consolidated Financial Statements (Unaudited) Pro Forma Condensed Consolidated Balance Sheet at
                     December 31, 1997 (Unaudited)
               Notes to Pro Forma Condensed Consolidated Balance Sheet at
                     December 31, 1997
               Pro Forma Condensed Consolidated Statement of Operations for the
                     Year Ended December 31, 1997 (Unaudited)
               Notes to Pro Forma Condensed Consolidated Statement of Operation

To the Board of Directors and Shareholders
Philform, Inc.
Jackson, Michigan

We have audited the accompanying balance sheets of Philform, Inc. as of December 31, 1997 and 1996, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Philform, Inc. as of December 31, 1997 and 1996, and the results of operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

KUHL & SCHULTZ, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

February 11, 1998

                                 PHILFORM, INC.

                                 BALANCE SHEETS
                                   DECEMBER 31

                                                         1997           1996
                                                         -----          ----
                        ASSETS

CURRENT ASSETS

        Cash .....................................  $  781,426.60  $  965,060.20

        Accounts receivable - net of
              reserve for bad debts ..............   1,964,462.33   1,716,457.54
        Prepaid insurance ........................      19,089.00      15,504.00
        Inventory ................................   2,559,895.00   2,526,220.00
        Notes receivable .........................     257,148.96     250,535.07
                                                    -------------  -------------
           Total current assets ..................   5,582,021.89   5,473,776.81
                                                    -------------  -------------

MACHINERY AND EQUIPMENT - at cost ................     564,302.72     455,970.13
        Less accumulated depreciation ............     380,829.57     311,983.84
                                                    -------------  -------------
           Net machinery and equipment ...........     183,473.15     143,986.29
                                                    -------------  -------------

OTHER ASSETS

        Cash value - officers life insurance .....      82,190.00      36,199.00
        Intangible assets - net of amortization ..      32,000.00      40,000.00
                                                    -------------  -------------
           Total other assets ....................     114,190.00      76,199.00
                                                    -------------  -------------

                                                    $5,879,685.04  $5,693,962.10
                                                    =============  =============

See accompanying notes to financial statements.

                                 PHILFORM, INC.

                                 BALANCE SHEETS
                                   DECEMBER 31

                                                         1997            1996
                                                    -------------  -------------
          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
        Accounts payable .........................  $  749,571.61  $1,197,909.02
        Accrued expenses and withholdings:
           Interest ..............................           --         3,737.50
           Commissions ...........................     302,342.87     253,200.31
           Payroll ...............................     203,396.26     301,504.04
           Corporate Income tax ..................     149,459.64     348,452.32
           Michigan Single Business tax ..........      53,416.00      60,000.00
           Pension plan ..........................      31,148.06      24,152.46
           Property tax ..........................       2,075.34       1,777.73
           Rent ..................................     145,108.15     272,108.15
        Customer deposits - deferred income ......           --       266,687.00
        Current portion of long-term debt ........     126,315.84     126,315.84
        Notes payable - shareholders .............           --        55,000.00
                                                    -------------  -------------
               Total current liabilities .........   1,762,833.77   2,910,844.37
                                                    -------------  -------------
LONG-TERM DEBT - Net of current
        portion ..................................     772,131.44     918,447.28
                                                    -------------  -------------
STOCKHOLDERS' EQUITY
        Common stock, $1.00 par value; 100,000
           shares authorized, 55,000 shares
           issued and outstanding ................      55,000.00      55,000.00
        Retained earnings ........................   3,289,719.83   1,809,670.45
                                                    -------------  -------------
               Total stockholders' equity ........   3,344,719.83   1,864,670.45
                                                    -------------  -------------
                                                    $5,879,685.04  $5,693,962.10
                                                    =============  =============

See accompanying notes to financial statements.

                                 PHILFORM, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                             YEARS ENDED DECEMBER 31

                                                     1997             1996
                                                --------------   --------------
NET SALES ....................................  $13,762,826.51   $11,256,296.89
                                                --------------   --------------
COST OF SALES

        Materials ............................    4,959,849.76     4,454,200.53
        Production labor .....................    1,402,521.71     1,313,768.80
        Plant expenses .......................    2,452,980.45     1,794,078.42
                                                --------------   --------------
           Total cost of goods sold ..........    8,815,351.92     7,562,047.75
                                                --------------   --------------
GROSS PROFIT .................................    4,947,474.59     3,694,249.14

SELLING, GENERAL & ADMINISTRATIVE EXPENSES ...    2,692,376.88     2,161,176,33

INCOME FROM OPERATIONS .......................    2,255,097.71     1,533,072.81
                                                --------------   --------------
OTHER INCOME (EXPENSES)
        Interest income ......................       59,752.45        27,846.16
        Rent income ..........................       18,660.00             --
        Interest expense .....................      (95,997.80)     (113,632.23)
        Miscellaneous expense ................      (21,616.66)       (5,066.56)
                                                --------------   --------------
                                                    (39,202.01)      (90,852.63)

INCOME BEFORE INCOME TAXES ...................    2,215,895.70     1,442,220.18

PROVISION FOR INCOME TAXES ...................      735,846.32       586,552.00
                                                --------------   --------------
NET INCOME ...................................    1,480,049.38       855,668.18

RETAINED EARNINGS
        Beginning of year ....................    1,809,670.45       954,002.27
                                                --------------   --------------
        End of year ..........................  $ 3,289,719.83   $ 1,809,670.45
                                                ==============   ==============

See accompanying notes to financial statements.

                                 PHILFORM, INC.

                            STATEMENTS OF CASH FLOWS
                             YEARS ENDED DECEMBER 31

CASH FLOWS FROM OPERATING ACTIVITIES                      1997            1996
                                                     -------------   -------------
      Net income ..................................  $1,480,049.38   $  855,668.18
      Adjustments to reconcile net income to
         net cash provided by operating activities:

         Depreciation and amortization ............      96,433.08       60,277.98
         Decrease (Increase) in:
            Accounts receivable ...................    (248,004.79)    (295,314.08)
            Note receivable .......................      (6,613.89)    (120,785.07)
            Prepaid insurance .....................      (3,585.00)      (4,640.00)
            Inventory .............................     (33,675.00)    (364,507.00)
         Increase (Decrease) in:
            Accounts payable ......................    (448,337.41)     343,668.15
            Accrued expenses ......................    (377,986.19)     598,483.23
            Customer deposits .....................    (266,687.00)     134,437.00
            Bank line of credit ...................           --        (22,825.75)
            Notes payable - shareholders ..........     (55,000.00)       5,000.00
                                                     -------------   -------------
               NET CASH PROVIDED (USED) BY
                  OPERATING ACTIVITIES ............     136,593.18    1,189,462.64
                                                     -------------   -------------
CASH FLOWS FROM INVESTING ACTIVITIES

      Purchase of fixed assets ....................    (150,874.46)     (81,366.34)
      Loss on disposal of fixed assets ............      22,954.52
      Increase in life insurance cash value .......     (45,991.00)     (20,088.00)
                                                     -------------   -------------
               NET CASH USED BY INVESTING
                   ACTIVITIES .....................    (173,910.94)    (101,454.34)
                                                     -------------   -------------
CASH FLOWS FROM FINANCING ACTIVITIES

      Decrease in long-term debt ..................    (146,315.84)    (155,236.88)
                                                     -------------   -------------
               NET CASH USED BY FINANCING
                    ACTIVITIES ....................    (146,315.84)    (155,236.88)
                                                     -------------   -------------
NET INCREASE (DECREASE) IN CASH ...................    (183,633.60)     932,771.42

CASH AT BEGINNING OF YEAR .........................     965,060.20       32,288.78
                                                     -------------   -------------
CASH AT END OF YEAR ...............................  $  781,426.60   $  965,060.20
                                                     =============   =============

See accompanying notes to financial statements.

                                 PHILFORM, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

NOTE 1 -   SIGNIFICANT ACCOUNTING POLICIES

           The Company is a manufacturer of orbital riveting machines. Machines sold are from stock specifications or custom built to customer specifications. The Company operates out of one plant in Jackson, Michigan.

           Inventories are valued at the lower of cost (first-in, first-out basis) or market. Market is considered as the net realizable value.

           Machinery and equipment are stated at cost. Depreciation is computed on the accelerated cost recovery method. Shop equipment has a depreciable life of five to seven years, transportation equipment has a depreciable life of five years and leasehold improvements have a depreciable life of 31-1/2 years.

           The Company has elected to amortize certain other assets over various periods of time. These assets are amortized using the straight-line method as follows:

               Pattern - Amortized over 5 years Product drawings - Amortized over lesser of 5 years or as the drawings become obsolete. Patent - Amortized over 5 years. Non-compete agreement -
                    Amortized over 5 years.
               Goodwill - Amortized over 5 years.

           The reserve method is used to account for bad debts. The bad debt reserve account had a balance of $25,000.00 at December 31, 1997 and 1996 respectively.

NOTE 2 -   INVENTORIES

           Inventories consisted of the following:

                                                      1997               1996
                                                 -------------     -------------
Raw materials and supplies .................     $  123,636.00     $   26,000.00
Work in process and finished goods .........        987,265.00      1,305,028.00
Component parts ............................      1,448,994.00      1,195,192.00
                                                 -------------     -------------
                                                 $2,559,895.00     $2,526,220.00

                                 PHILFORM, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

NOTE 3 -   MACHINERY AND EQUIPMENT

           The following components of machinery and equipment are stated at historical costs.

                                                       1997                1996
                                                  -----------        -----------
Machinery and equipment ..................        $246,987.39        $190,610.07
Office equipment .........................         254,612.72         163,780.46
Vehicles .................................          59,037.73          59,037.73
Leasehold improvements ...................           3,664.88          42,541.87
                                                  -----------        -----------
                                                   564,302.72         455,970.13
Accumulated depreciation .................         380,829.57         311,983.84
                                                  -----------        -----------
                                                  $183,473.15        $143,986.29
                                                  ===========        ===========

NOTE 4 - INTANGIBLE ASSETS

           Intangible assets consist of the following:

                                                       1997                1996
                                                       -----               ----
Trademarks ...............................        $  5,000.00        $  5,000.00
Goodwill - Orbitform .....................           5,000.00           5,000.00
Goodwill - Adtech ........................          40,000.00          40,000.00
Patent ...................................          50,000.00          50,000.00
Patterns & product drawings ..............         209,250.00         209,250.00
Non-compete ..............................           2,000.00           2,000.00
                                                  -----------        -----------
                                                   311,250.00         311,250.00
Reserve for amortization .................         279,250.00         271,250.00
                                                  -----------        -----------
                                                  $ 32,000.00        $ 40,000.00
                                                  ===========        ===========

NOTE 5 -   NOTE RECEIVABLE

           Demand notes receivable from an entity controlled by shareholders of the corporation bearing interest of 10% per year.

                                                     1997                1996
                                                  $257,148.96        $250,535.07
                                                  ===========        ===========

                                 PHILFORM, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

NOTE 6 -LONG-TERM DEBT

     Note payable - City bank, dated October 10, 1995, interest payments only for 6 months beginning November 10, 1995,
       principle payments of $10,526.32 for 114 months plus
       interest of 8.47% beginning May 10, 1996. Note secured
       by inventory .......................................          $898,447.28
             Less current portion .........................           126,315.84
                                                                     -----------
             Long-term debt ...............................          $772,131.44
                                                                     ===========


           Principal maturities of long-term debt in each of the next five years and thereafter are as follows:

        1998                      $126,315.84
        1999                       126,315.84
        2000                       126,315.84
        2001                       126,315.84
        2002                       126,315.84
     Thereafter                    266,868.08
                                 ------------
                                  $898,447.28
                                 ============
NOTE 7 -   PENSION PLAN

           The Company sponsors a salary reduction 401(K) pension plan covering substantially all employees. Company contributions to this plan amounted to $29,158.63 and $34,418.28 in 1997 and 1996 respectively.

NOTE 8 -   INCOME TAXES

           Federal income tax provisions are provided on income as stated in the financial statements. Deferred income taxes are provided for any differences in tax and book income. At December 31, 1997 no material differences exist.

                                 PHILFORM, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

NOTE 9 -   RELATED PARTY TRANSACTIONS

                                                    1997             1996
                                               -------------      -------------
Notes payable to shareholders ..............   $        --        $   55,000.00
                                               =============      =============
Rent paid to entity controlled by
  shareholders .............................   $  552,000.00      $  541,800.00
                                               =============      =============
Interest paid shareholders .................   $   10,954.98      $   13,632.50
                                               =============      =============
Note receivable from entity
  controlled by shareholders ...............   $  257,184.96      $  250,535.07
                                               =============      =============
Interest received from entity
 controlled by shareholders ................   $   23,343.44      $   13,723.05
                                               =============      =============

NOTE 10 - CASH FLOWS INFORMATION

           Cash paid for interest and income taxes for the years ending December 31, 1997 and 1996 are as follows:

                                          1997              1996
                                     ------------        ------------
Interest                             $  99,735.30        $ 111,619.73
                                     ============        ============
Income taxes                          $934,839.00        $ 378,807.00
                                     ============        ============

NOTE 11- CREDIT RISK

           The Company is required by SFAS No. 105 to disclose significant concentrations of credit risk regardless of the degree of such risk. Financial instruments which potentially subject the company to concentration of credit risk consist principally of temporary cash investments and trade receivables.

           The Company places its temporary cash investments with high-credit-quality financial institutions. Although, such cash balances exceed the federally insured limits at certain times during the year they are, in the opinion of management, subject to minimal risk.

           The Company has established policies for extending credit and assessing bad debts based upon factors surrounding the credit risk of specific customers, historical trends and other information. In the opinion of management, concentrations of credit risk with respect to trade receivables are limited due to the credit worthiness of customers.

                   INDUSTRIAL HOLDINGS, INC. AND SUBSIDIARIES
                        PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (UNAUDITED)

           The following unaudited pro forma financial statements give effect to the February 1998 acquisition by Industrial Holdings, Inc. (the "Company") of Philform, Inc. ("Philform") in a transaction accounted for as a purchase. The allocation of purchase price is based on preliminary information currently available and will be revised as necessary. The estimated purchase price adjustments are subject to completion of asset appraisals, the final determination of certain tax liabilities, differences between the estimated and actual costs of professional fees and adjustments to certain other accruals.

           The unaudited pro forma condensed consolidated balance sheet is based on the December 31, 1997 balance sheets of the Company included in the 1997 Annual Report on Form 10-K and of Philform included in the financial statements of Philform appearing elsewhere in this Report on Form 8-K, and has been prepared to reflect the acquisition of Philform as if the acquisition had been consummated at December 31, 1997. The acquisitions of Lone Star, MVS and WALKER were completed in 1997 and their balance sheets as of December 31, 1997 are included in that of the Company.

           The unaudited pro forma condensed consolidated statements of operations are based on the income statements of the Company, American, Lone Star, MVS and WALKER (not presented separately herein) and Orbitform appearing elsewhere in this Report on Form 8-K as if the acquisitions had occurred at the beginning of the period presented. Such unaudited pro forma condensed consolidated financial statements combine (i) the audited operating results for the Company for the year ended December 31, 1997; (ii) the unaudited operating results of MVS for the two-months ended February 28, 1997; (iii) the unaudited operating results of WALKER for the ten months ended October 31, 1997; and (iv) the audited operating results of Philform for the year ended December 31, 1997. The results of operations for the one month ended January 31, 1997 for Lone Star have not been presented based upon management's belief that such would not be significant to the pro forma statements of operations.

           The Company acquired WALKER effective November 1, 1997, MVS on March 1, 1997 and Lone Star on February 1, 1997 and the operating results subsequent to the date of acquisition are reflected in the Company's historical information for the periods presented.

           The pro forma financial information does not purport to be indicative either of the results of operations that would have occurred had the purchase been made at the beginning of the periods presented or future results of operations of the combined companies. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company included in its 1997 Annual Report on Form 10-K, the financial statements of Lone Star filed with Form 8-K/A dated February 6, 1997, MVS filed with Form 8-K/A dated June 12, 1997, WALKER filed with Form 8-K dated December 1, 1997 and Philform included elsewhere in this Form 8-K.

                   INDUSTRIAL HOLDINGS, INC. AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                DECEMBER 31, 1997
                                 (000'S OMITTED)

                                              HISTORICAL         PRO FORMA
                                            ---------------  -------------------
                                                            ADJUSTMENTS
                                             IHI   PHILFORM  (NOTE 1)   COMBINED

                ASSETS
Current assets:

     Cash and equivalents .............  $   636     $  782  $           $ 1,418
     Accounts receivable-trade ........   12,574      1,964               14,538
     Inventories ......................   13,346      2,560               15,906
     Advances to shareholders .........       59                              59
     Notes receivable, current portion     1,304        257                1,561
     Other current assets .............      646         19                  665
                                         -------     ------  -------     -------
           Total current assets .......   28,565      5,582               34,147

Investment in limited partnership .....                          450(a)      450
Property and equipment, net ...........   23,639        183      132(b)   23,954
Notes receivable ......................    1,634       --       --         1,634
Other assets ..........................    1,399         83     --         1,482
Goodwill, net .........................   11,852         32      630(c)   12,514
                                                     ------  -------     -------

           Total assets ...............  $67,089     $5,880  $ 1,212     $74,181
                                         =======     ======  =======     =======

                   INDUSTRIAL HOLDINGS, INC. AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                DECEMBER 31, 1997
                                 (000'S OMITTED)

                                                    HISTORICAL            PRO FORMA
                                                 ---------------  --------------------------
                                                                    ADJUSTMENTS
                                                  IHI   PHILFORM     (NOTE 1)      COMBINED
  LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Notes payable ............................  $10,496  $ --        $            $10,496
     Accounts payable-trade ...................    6,413     750                     7,163
     Accrued expenses and other ...............    3,309     887                     4,196
     Current portion of long-term debt ........    2,456     126                     2,582
                                                 -------  ------      ----------   -------
         Total current liabilities ............   22,674   1,763                    24,437

Long-term debt, less current portion ..........   10,553     772                    11,325
Deferred compensation payable .................      242                               242
Deferred income taxes payable .................    3,283                   37 (b)    3,320

Shareholders' equity
     Common stock .............................       66      55          (55)(d)       70
                                                                            4 (e)
     Additional paid-in capital ...............   26,416                 4,516(e)   30,932
     Retained earnings ........................    3,855   3,290       (3,290)(d)    3,855
                                                 -------  ------     --------      -------
           Total shareholders' equity .........   30,337   3,345        1,175       34,857
                                                 -------  ------     --------      -------
Total liabilities and shareholders' equity ....  $67,089  $5,880     $  1,212      $74,181
                                                 =======  ======     ========      =======

Note 1 - The Company acquired all the capital stock of Philform, Inc. ("Philform") and certain leased equipment (the "Equipment") used in the operations of Philform for 419,773 shares of the Company's common stock valued at $4,520,000. Simultaneously, Philform contributed the Equipment and Philform's activities to OF Acquisition L.P., a limited partnership (the "Partnership"), in exchange for a 49% limited partnership interest. The allocation of purchase price is based on preliminary information and is subject to change based on the final determination of certain tax liabilities, differences between the estimated and actual costs of professional fees, completion of asset appraisals and adjustments to certain other accruals:

     a.    Record investment in the Partnership.

     b. Adjust the assets and liabilities of Philform to their estimated fair market values at the acquisition date.

     c.    Record goodwill on the purchase of Philform.

     d.    Eliminate the shareholders' equity of Philform.

     e. Record issuance of 419,773 shares of the Company's common stock in exchange for outstanding capital stock of Philform and Equipment.

                            INDUSTRIAL HOLDINGS, INC.

      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (000'S OMITTED)

                                                                                                             PRO FORMA
                                                                                                    --------------------------------
                                                                                                    ACQUISITION ADJUSTMENTS
                                                                    HISTORICAL                              (NOTE 1)
                                                  -----------------------------------               --------------------------------
                                                      IHI       MVS     WALKER   PHILFORM   MVS      WALKER    PHILFORM   COMBINED
                                                      ---       ---     ------   --------   ---      ------    --------   --------
Sales ............................................$ 83,564   $ 1,762   $ 6,229   $ 13,762           $  (184)           (a)  $91,370
                                                                                                               (13,763)(b)

Cost of sales ....................................  63,277     1,293     3,990      8,815               149            (c)   68,525
                                                                                                       (184)           (a)
                                                                                                                (8,815)(b)
                                                  --------   -------   -------   --------   -----   -------   --------     --------

Gross profit .....................................  20,287       469     2,239      4,947              (149)    (4,948)      22,845
Selling, general and
  administrative .................................  14,493       152     1,488      2,692              (274)           (d)   15,961
                                                                                                                (2,692)(b)
                                                                                               17        52         33 (c)
                                                  --------   -------   -------   --------   -----   -------   --------     --------
Income from operations ...........................   5,794       317       751      2,255     (17)       73     (2,289)       6,884
Equity in earnings of limited
     partnership .................................                                                               1,026 (b)    1,026
Other income (expense):
   Interest expense ..............................  (1,745)                (42)       (96)             (389)        20 (c)   (2,252)
   Interest income ...............................     160         3         1         60                                       224
   Other income (expense) ........................     368                   6         (3)                                      371
                                                  --------   -------   -------   --------   -----   -------   --------     --------
   Total other income (expense)...................  (1,217)        3       (35)      (39)              (389)        20       (1,657)
                                                  --------   -------   -------   --------   -----   -------   --------     --------

Income before income taxes .......................   4,577       320       716      2,216     (17)     (316)    (1,243)       6,253

Income tax provision .............................   1,868        82                  736      (4)      136       (423)(f)    2,395
                                                  --------   -------   -------   --------   -----   -------   --------     --------

Net income .......................................$  2,709   $   238   $   716   $  1,480   $ (13)  $  (452)  $   (820)    $  3,858
                                                  ========   =======   =======   ========   =====   =======   ========     ========

Earnings per share - basic (g)..$ ................      .44                                                                $    .59
                                                  ========                                                                 ========
Earnings per share - diluted ($g) ................      .39                                                                $    .50
                                                  ========                                                                 ========

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



Note 2 - The above statements give effect to the following pro forma adjustments necessary to reflect the acquisition of Philform outlined in Note 1 to the pro forma balance sheet:

     a.    Eliminate intercompany sales.

     b. Eliminate sales, cost of sales and selling, general and administrative expenses of Philform and to record 49% of the pro forma net income of the Partnership calculated as follows:

1997  income of Philform from operations                   $2,255
To eliminate 1997 directors' fees for Philform             300(d)
Adjust depreciation expense                              (413)(c)
Adjust interest expense for $574,000 term note
   assumed by the Partnership                                (49)
                                                           $2,093

                                                             *49%
                                                          --------
                                                           $1,026
                                                          ========

     c. Adjust depreciation and amortization expense for changes resulting from (i) the increase in acquired property, plant and equipment as a result of the allocation of the purchase price and depreciation of the fair market value of the acquired property, plant and equipment over their remaining useful lives of 3 to 30 years and (ii) amortization of goodwill over 20 years.

     d. Reduce cost of sales and selling, general and administrative expenses for contractual reduction as part of the acquisition in executive payrolls and elimination of directors fees.

     e. Adjust interest expense for WALKER on $309,000 demand note, $5,880,000 8.1% term note and for Philform on $898,000, 8.4% term note assumed in connection with the acquisition.

     f. Adjust income taxes as a result of the changes in the pro forma pretax earnings of the acquired subsidiaries.

     g. Increase in earnings per share as a result of pro forma earnings of the acquired subsidiaries and increase in weighted average of common stock equivalents (i) for MVS for the effect of 600,000 shares of IHI common stock issued to the selling shareholders, (ii) for Lone Star for the effect of 84,211 shares of IHI common stock issued to selling shareholder, and (iii) for Philform for the effect of 419,773 shares of IHI common stock issued.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                                            INDUSTRIAL HOLDINGS, INC.

                                            By: /s/CHRISTINE A. SMITH
                                                 CHIEF FINANCIAL OFFICER

Date: March 27, 1998

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the use of our report dated February 11, 1998, on the financial statements of Philform, Inc. as of December 31, 1997 and 1996, and for each of the years then ended included herein in the Industrial Holdings, Inc. Current Report to the Securities and Exchange Commission, Form 8-K.

KUHL & SCHULTZ, P.C.

Jackson, Michigan
March 26, 1998

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